Exhibit 21

Subsidiaries of the Registrant
------------------------------

The Registrant, E-Z-EM, Inc., is a Delaware corporation. The subsidiaries of the Registrant included in the consolidated financial statements are as follows:

                                                                    Incorporated
                                                                    ------------

         AngioDynamics, Inc.                                          Delaware

         E-Z-EM Belgium B.V.B.A                                       Belgium

         E-Z-EM Canada Inc.                                            Canada

         E-Z-EM Caribe, Inc.                                          Delaware

         E-Z-EM Ltd.                                                  England

         E-Z-EM Nederland B.V                                         Holland

         Enteric Products, Inc.                                       Delaware

         Leocor, Inc.                                                 Delaware

         Toho Kagaku Kenkyusho Co., Ltd.                               Japan

         All subsidiaries of the Registrant are wholly-owned


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